UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008 (September 30, 2008)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer No.)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 5. Other Events

On September 30, 2008, NetSol Technologies, Inc. issued a press release announcing that on September 26, 2008, the Company received simultaneously a notice of deficiency and a notice of compliance from NASDAQ. The combined notice arose out of the transaction dated July 23, 2008. NetSol currently stands in full compliance with NASDAQ regulations. The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document field under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibits

99.1	News Release dated September 30, 2008.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: September 30, 2008	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date: September 30, 2008	/s/ Tina Gilger
TINA GILGER
Chief Financial Officer